POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Joseph M. Chioffi, Sonalee Cross, Janette E. Farragher, Maureen E. Kane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 30, 2018, this document hereby revokes in its entirety the Power of Attorney executed February 28, 2017 by the undersigned.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

Bradley Skapyak /s/Bradley J. Skapyak President (Principal Executive Officer)	February 26, 2018
James Windels /s/James Windels Treasurer (Principal Financial and Accounting Officer)	February 26, 2018
Joseph S. DiMartino /s/Joseph S. DiMartino Board Member	February 26, 2018
Gordon J. Davis /s/Gordon J. Davis Board Member	February 26, 2018

Dreyfus Fund Power of Attorney 2018

Joni Evans /s/Joni Evans Board Member	February 26, 2018
Joan L. Gulley /s/Joan L. Gulley Board Member	February 26, 2018
Ehud Houminer /s/Ehud Houminer Board Member	February 26, 2018
Robin Melvin /s/Robin A. Melvin Board Member	February 26, 2018
Burton N. Wallack /s/Burton N. Wallack Board Member	February 26, 2018
Benaree P. Wiley /s/Benaree P. Wiley Board Member	February 26, 2018

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On February 26, 2018 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/Sarah Kelleher Notary Public

Dreyfus Fund Power of Attorney 2018

ATTACHMENT A

Dreyfus Bond Funds, Inc.

-Dreyfus Municipal Bond Fund

Dreyfus Intermediate Municipal Bond Fund, Inc.

Dreyfus Municipal Funds, Inc.

-Dreyfus AMT-Free Municipal Bond Fund

-Dreyfus High Yield Municipal Bond Fund

General New Jersey Municipal Money Market Fund, Inc.

Dreyfus New York Tax Exempt Bond Fund, Inc.

Dreyfus Premier GNMA Fund, Inc.

-Dreyfus U.S. Mortgage Fund

Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.

-Dreyfus California AMT-Free Municipal Bond Fund

Dreyfus Stock Funds

-Dreyfus Small Cap Equity Fund

-Dreyfus International Equity Fund

-Dreyfus International Small Cap Fund

Dreyfus Strategic Municipal Bond Fund, Inc.

Dreyfus Strategic Municipals, Inc.

Strategic Funds, Inc.

-Dreyfus Active MidCap Fund

-Global Stock Fund

-International Stock Fund

-Dreyfus U.S. Equity Fund

-Dreyfus Select Managers Small Cap Value Fund

-Dreyfus Select Managers Small Cap Growth Fund

BNY Mellon Absolute Insight Funds, Inc.

-BNY Mellon Absolute Insight Multi-Strategy Fund

-BNY Mellon Broad Opportunities Fund

-BNY Mellon Insight Core Plus Fund

Dreyfus Fund Power of Attorney 2018